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                                                                   Exhibit (16)


                          Calculation of Total Return

    The Fund calculates its average annual total return for the periods shown below ending on the date of the most recent balance sheet included in the Registration Statement by finding the average annual compounded rates of return over these periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                     P(1 + T)n = ERV

    Where P = a hypothetical initial payment of $10,000.

    T = average annual total return and

    n = number of years

    ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of the 1, 5 or 10 year periods.

    1 year total return:

        P = $10,000

        n = 1


        ERV = $10,185


        T = 1.85%


    Fiscal year ended June 30, 1995.

    5 year total return:

        P = $10,000

        n = 5


        ERV = $12,857


        T = 5.16%


    Fiscal year ended June 30, 1995.

    10 year total return:

        P = $10,000

        n = 10


        ERV = $11,960


        T = 1.81%


    Fiscal year ended June 30, 1995.